Exhibit 99.1

 Cipher Mining Announces Filing of Registration Statement on Form S-4 in Connection with Its Proposed Acquisition by Good Works Acquisition Corp.

Announces Formation of Board of Directors, Solidifying Diverse Team of Experts to Guide Growth of Proposed U.S. Bitcoin Mining Champion

New York, NY, May 14, 2021: (PRNEWSWIRE) – Cipher Mining Technologies Inc. (“Cipher Mining” or the “Company”), a newly formed U.S.-based Bitcoin mining company, today announced the filing with the U.S. Securities and Exchange Commission (“SEC”) of a registration statement on Form S-4 (the “Registration Statement”), which contains a preliminary proxy statement / prospectus, in connection with its previously announced proposed merger with Good Works Acquisition Corp. (“Good Works”) (NASDAQ: GWAC), a U.S. publicly-traded special purpose acquisition company. While the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Cipher Mining, Good Works and the proposed business combination.

Good Works’ common stock is currently traded on Nasdaq under the symbol “GWAC”. In connection with the closing of the transaction, subject to approval, the combined company will be named Cipher Mining Inc. and is expected to be listed on Nasdaq under the new ticker symbol “CIFR”. Completion of the transaction is subject to approval by Good Works’ shareholders, the Registration Statement being declared effective by the SEC, and other customary closing conditions.

In connection with the filing, Cipher Mining also announced the nomination for election of seven members to the proposed Board of Directors of Cipher Mining Inc. (the “Board”) effective upon the closing of the proposed business combination. The proposed Board combines expertise across the traditional finance, energy, and technology sectors, as well as deep experience related to cryptocurrencies and blockchain.

“This announcement marks a key step to becoming a publicly-traded company, and we are thrilled to be making tangible progress on this front,” said Tyler Page, Cipher Mining’s Chief Executive Officer. “Furthermore, we have assembled a best-in-class Board of Directors to be chaired by Jim Newsome, who previously served as Chairman of the U.S. Commodity Futures Trading Commission, and I am pleased to welcome these accomplished professionals to our team. As we prepare to become a publicly-traded company and pursue exciting opportunities as a key participant in the Bitcoin ecosystem, the Board's diverse backgrounds and relevant industry expertise will be invaluable assets to our management team.”

Upon the closing of the transaction, the following individuals are expected to comprise the Board:

●	James “Jim” Newsome (Chairman of the Board)
●	Cary Grossman
●	Caitlin Long
●	Wesley “Bo” Williams
●	Holly Morrow Evans
●	Robert Dykes
●	Tyler Page

“I am honored to partner with this outstanding group and am confident that the Board’s collective wealth of knowledge and experience with public companies will ensure Cipher Mining capitalizes on the major opportunities we see ahead,” said Jim Newsome. “We will focus on providing investors a company that brings best-in-class governance to an emerging industry.”

Additional Information on Board Members

James “Jim” Newsome

Mr. Newsome served on the advisory board of Bitfury from 2015 until 2021. Mr. Newsome served as president of the New York Mercantile Exchange from August of 2004 until it was acquired by the CME Group in 2009. He subsequently served on the board of CME Group from 2009 until 2011. Mr. Newsome has also previously served on the board of directors of the Dubai Mercantile Exchange and is a former director of the National Futures Association. From 1998 until 2004, Mr. Newsome held various senior roles at the U.S. Commodity Futures Trading Commission (“CFTC”) from Commissioner (1998 to 2000) to a Chairman (2000 to 2004). As Chairman of CFTC, Mr. Newsome guided the regulation of the nation’s futures markets and led the CFTC’s regulatory implementation of the Commodity Futures Modernization Act of 2000. He also served as one of four members of the President’s Working Group for Financial Markets, along with the Secretary of the Treasury and the Chairmen of the Federal Reserve and the SEC. Mr. Newsome is also presently a founding partner of Delta Strategy Group, a full-service government affairs firm based in Washington, D.C. He earned a B.S. in Economics from the University of Florida and a Ph.D. in Economics from Mississippi State University.

Cary Grossman

Mr. Grossman co-founded GWAC in 2020 and served as its President and a member of its board of directors since June 2020. Mr. Grossman is a veteran corporate finance professional with a combination of executive management, investment banking and public accounting experience. In 2010, Mr. Grossman co-founded Shoreline Capital Advisors, Inc., an advisory firm focused on financial advisory services and middle market corporate finance transactions. Prior to Shoreline Capital Advisors, from 1991 to 2002, Mr. Grossman co-founded and was the CEO of another investment banking firm, McFarland, Grossman & Company. Earlier in his career, he practiced public accounting for 15 years. Mr. Grossman also held a number of executive positions, including: President of XFit, Inc. from 2019 to 2020, Chief Financial Officer of Blaze Metals, LLC from 2007 to 2010, Executive Vice President, Chief Financial Officer and Chief Operating Officer of Gentium, S.P.A. from 2004 to 2006, Chief Executive Officer of ERP Environmental Services, Inc. and Chief Financial Officer of U.S. Liquids, Inc. from 2001 to 2003. He also co-founded Pentacon, Inc. (NYSE: JIT) and served as a board member and Executive Chairman from 1998 until 2002, and as a director of Metalico (NYSE: MEA) from 2014 until 2015 and INX Inc. (NASDAQ: INXI) from 2004 until 2011. Mr. Grossman is a Certified Public Accountant and earned a B.B.A. in Business Administration from the University of Texas.

Caitlin Long

Ms. Long has extensive experience in both traditional financial services and cryptocurrencies. She is the Chairman and Chief Executive Officer of Avanti Financial Group, Inc., a chartered bank that she founded in 2020 to serve as a compliant bridge between the U.S. dollar and cryptocurrency financial systems. Ms. Long has been active in Bitcoin since 2012. Beginning in 2017 she helped lead the charge in her native state of Wyoming to enact more than 20 blockchain-enabling laws during consecutive legislative sessions, and she was appointed by two Wyoming Governors to serve on related legislative committees from 2018 to 2020. She worked at investment banks in New York and Zurich from 1994 to 2016, where she held senior roles as a Managing Director at Morgan Stanley and Credit Suisse. Ms. Long earned a B.A. from the University of Wyoming and a joint J.D./ M.P.P. degree from Harvard Law School and Harvard Kennedy School of Government.

Wesley “Bo” Williams

Mr. Williams brings over 20 years of experience in corporate finance. From 2017, he has served as Portfolio Manager, Chief Operating Officer, and a member of the Board of Managers of Gallatin Loan Management, a high yield credit investment management firm. From 2013 until 2016, Mr. Williams was a founding partner of Hildene Leveraged Credit, until its sale to affiliates of Fortress Investment Group. From 2010 through 2012, he worked as a turnaround Operating Partner, Interim CFO, and Shareholder Representative for Goldman Sachs portfolio companies. From 2006 until 2008, Mr. Williams worked as a Vice President of specialty finance and leveraged credit at Marathon Asset Management, a high yield credit investment manager. From 1999 through 2005, Mr. Williams also held various roles in the Investment Banking and Merchant Banking Divisions of Goldman Sachs. He holds an AB in Sociology from Harvard College and an MBA from Harvard Business School.

Holly Morrow Evans

Mrs. Evans served in consulting and advisory capacity at Hakluyt and Company from 2015 till present. From 2007 to 2013, she was a senior adviser for ExxonMobil. She also served as director on the National Security Council from 2005 to 2007 and as China advisor to the office of vice president from 2003 to 2005. Mrs. Evans holds a B.A. in Political Science from Georgetown and an M.A. in Asian Studies from Harvard University.

Robert Dykes

Mr. Dykes served as Director of Bitfury Group Limited (UK) from 2014 until 2020 and was on the advisory board of Bitfury from 2020 until 2021. From 2008 to 2013, Mr. Dykes served as the Chief Financial Officer, Executive Vice President and Principal Accounting Officer of VeriFone Systems, Inc., a company specializing in retail credit card payment systems. He has more than 30 years of operational management experience, and an established reputation in building world-class organizations. He served as the Chief Financial Officer and Executive Vice President, Business Operations of Juniper Networks Inc., from 2005 to 2007. Mr. Dykes served as the Chief Financial Officer of Flextronics International Ltd., from 1997 to 2004. From 1988 to 1997, Mr. Dykes served as the Executive Vice President of Worldwide Operations and Chief Financial Officer of Symantec Corporation. Mr. Dykes holds a Bachelor of Commerce and Administration Degree from Victoria University in Wellington, New Zealand.

Tyler Page

Mr. Page served as Head of Business Development for digital asset infrastructure at Bitfury Holding B.V. from 2020 to 2021, where he was responsible for business development and strategic planning work of the Bitfury Group. Since the inception of Cipher Mining, Mr. Page solely focused on preparation for the business combination and set-up of Cipher Mining’s planned operations following the business combination. Mr. Page ceased all his responsibilities under his contract with Bitfury Holding B.V. in March 2021 and, upon the closing of the business combination, Mr. Page will terminate his contract with Bitfury Holding B.V.

Mr. Page brings more than 20 years of experience in institutional finance and fintech, including as a member of the Management Committee and Head of Client Strategies at New York Digital Investment Group LLC, from 2017 to 2019, and as Head of Institutional Sales at Stone Ridge, from 2016 to 2019. Previously, he served as Global Head of Business Development for Fund Solutions at Guggenheim Partners in New York and London, and in various roles on derivatives teams at Goldman Sachs and Lehman Brothers. He began his career as an attorney at Davis Polk & Wardwell LLP. He holds a J.D. from the University of Michigan Law School and a B.A. from the University of Virginia.

About Cipher Mining

Cipher Mining will be established as an industrial-scale Bitcoin mining company dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Our goal is to be the leading Bitcoin mining company in the United States. We believe Cipher Mining will leverage our best-in-class technology, market-leading power purchase arrangements, and a seasoned, dedicated senior management team to become the market leader in Bitcoin mining.

About Good Works

Good Works is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.  The Good Works name reflects the fact that its management and directors donated half of their founder shares to charitable organizations in light of the impact that COVID-19 has had on the ability of non-profits to generate contributions and revenues. The Company’s management team consists of Messrs. Fred Zeidman, CEO and Co-Chairman, Douglas Wurth, Co-Chairman, and Cary Grossman, President.  I-B Good Works, LLC, an affiliate of I-Bankers Securities is the sponsor of Good Works. Good Works is a publicly-traded special purpose acquisition company, or SPAC, with approximately $170 million in trust. Management of Good Works has deep experience in private equity investing, corporate finance and executive level management in a number of industries. In addition, they have experience in Bitcoin mining through involvement in a Power Hosting Company and have extensive experience in SPAC mergers and board governance of public and private companies.

Additional Information and Where to Find It

This document relates to a proposed business combination between Good Works and Cipher Mining. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Good Works filed a registration statement on Form S-4 with the SEC on May 14, 2021, which included a proxy statement of Good Works, an information statement of Cipher and a prospectus of Good Works. The proxy statement/information statement/prospectus will be sent to all Good Works and Cipher Mining stockholders as of a record date to be established for voting on the proposed business combination and the other matters to be voted upon at a meeting of Good Works’ stockholders to be held to approve the proposed business combination and other matters (the “Special Meeting”). Good Works may also file other documents regarding the proposed business combination with the SEC. The definitive proxy statement/information statement/prospectus will contain important information about the proposed business combination and the other matters to be voted upon at the Special Meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Before making any voting decision, investors and security holders of Good Works and Cipher Mining are urged to read the registration statement, the proxy statement/information statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination.

Investors and security holders will be able to obtain free copies of the proxy statement/information statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Good Works through the website maintained by the SEC at www.sec.gov, or by directing a request to Good Works Acquisition Corp., 4265 San Felipe, Suite 603, Houston, TX 77027, attention: Cary Grossman or by contacting Morrow Sodali LLC, Good Works’s proxy solicitor, for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or may contact Morrow Sodali LLC via email to GWAC.info@investor.morrowsodali.com.

Participants in Solicitation

Good Works and Cipher and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Good Works’ stockholders in connection with the proposed business combination. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the proxy statement/information statement/prospectus regarding the proposed business combination. You may obtain a free copy of these documents as described in the preceding paragraph.

Contacts:

Investor Contact:

Mark Roberts

Blueshirt Capital Advisors

investors@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

908-907-7703

CipherMining@DLPR.com